UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2006

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-28234	76-0493269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1135 Edgebrook, Houston, Texas 77034-1899
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (713) 943-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant number under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 1, 2006, the partners of UHY Mann Frankfort Stein & Lipp CPAs, LLP announced that they were joining UHY LLP, a New York limited liability partnership. UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation. UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP. On June 9, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified Mexican Restaurants, Inc. (the “Company”) that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date. UHY Mann Frankfort Stein & Lipp CPAs, LLP began providing audit services for the Company on June 3, 2005.

None of the reports of UHY Mann Frankfort Stein & Lipp CPAs, LLP on the Company’s financial statements for the past year or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change principal accountants was approved by the Audit Committee of the Company’s Board of Directors.

During the most recent fiscal year of the Company and any subsequent interim period, there were no disagreements between the Company and UHY Mann Frankfort Stein & Lipp CPAs, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann Frankfort Stein & Lipp CPAs, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided UHY Mann Frankfort Stein & Lipp CPAs, LLP with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that UHY Mann Frankfort Stein & Lipp CPAs, LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP is filed as Exhibit 99.1 to this Form 8-K Current Report.

On June 9, 2006, the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending December 31, 2006 and the interim periods prior to such fiscal year-end. During the Company’s most recent fiscal year or subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Company’s most recent fiscal year or subsequent interim period, the Company has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter, dated June 9, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2006	MEXICAN RESTAURANTS, INC.
By: /s/ Andrew J. Dennard
Andrew J. Dennard
Exec. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter, dated June 9, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP